NEWS RELEASE

FOR IMMEDIATE RELEASE
January 24, 2018
Wipro makes $9.9 million investment in Harte Hanks
Companies formalize a joint marketing services go-to-market strategy
SAN ANTONIO, Texas — Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and interaction-led marketing, today announced Wipro LLC (a wholly owned subsidiary of Wipro Limited) would make a $9.9 million-dollar investment in the company and the companies announced a joint go-to-market strategy to bring combined marketing and marketing technology services to large global brands. Harte Hanks and Wipro jointly issued a separate press release today on this go-to-market initiative.
To be effective, marketers need to deeply understand their customers, which requires investments in marketing tools and technology. By bundling marketing and technology solutions, Harte Hanks and Wipro will offer integrated solutions, which address marketing needs in a holistic manner.
As part of the transaction, Wipro will receive preferred stock convertible into 16% of the Company’s outstanding Common Stock on a pre-closing basis, priced at $0.991 per share of Common Stock (based on a ten-day average closing price of the underlying Common Stock). Along with customary protective provisions and a 5% dividend (payable upon liquidation events), Wipro will be able to designate an observer or director to Harte Hanks’ board of directors. The transaction is expected to close in approximately one week.
Karen Puckett, Harte Hanks’ Chief Executive Officer said, “Since announcing our joint go-to-market strategy in March, it has become clear that the opportunity to help customers to more effectively utilize marketing technology combined with providing consulting and strategy is sizable and valued in the marketplace. With this investment, Harte Hanks will formalize its relationship with Wipro and step up our combined go-to-market efforts.”
"Wipro’s investment in Harte Hanks reflects our continued commitment to offer leading-edge marketing technology and digital services that cater to the needs of Chief Marketing Officers and marketing professionals, across industry segments. This investment strengthens our existing partnership with Harte Hanks and enables us to address a key industry challenge by offering ‘Marketing as a Service’,” said Srini Pallia, President, Consumer Business Unit, Wipro Limited.

About Harte Hanks:
Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world's leading brands. Harte Hanks’ 5,000+ employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com. Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Media Contacts:

Scott Hamilton
Harte Hanks
scott.hamilton@hartehanks.com

Subhashini Pattabhiraman
Wipro Limited
subhashini.pattabhiraman@wipro.com

Harte Hanks Cautionary Note Regarding Forward-Looking Statements:
Our press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; (m) our ability to complete anticipated divestitures and reorganizations; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

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